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                                                                       EXHIBIT 5


                         Porter, Wright, Morris & Arthur
                              41 South High Street
                            Columbus, Ohio 43215-6194
                             Telephone: 614-227-2000
                             Facsimile: 614-227-2100
                            Nationwide: 800-533-2794

                                January 27, 1997



Checkfree Corporation
4411 East Jones Bridge Road
Norcross, Georgia 30092

Gentlemen:

         With respect to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Checkfree Corporation (the "Company") under the Securities Act of 1933, as amended, relating to the registration of 15,129,183 common shares of the Company, $.01 par value (the "Shares"), all of which Shares are currently outstanding and are to be sold by certain stockholders of the Company (the "Selling Stockholders"), we advise you as follows:

         We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company's Restated Certificate of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the sale of the Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion. We understand that the Shares will be sold by the Selling Stockholders, directly, through agents designated from time to time, or through dealers or underwriters also to be designated from time to time on such terms to be determined at the time of sale.

         Based upon the foregoing, we are of the opinion that the Shares have been legally issued and are fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                                 Very truly yours,

                                                 PORTER, WRIGHT, MORRIS & ARTHUR